                                                                   EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------    ------------------------------------------------
                               GIVE THE                                            GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:      SOCIAL SECURITY      FOR THIS TYPE OF ACCOUNT:      IDENTIFICATION
                               NUMBER OF--                                         NUMBER OF --
------------------------------------------------    ------------------------------------------------
 1. An individual's account    The individual        9. A valid trust, estate, or  The legal entity
 2. Two or more individuals    The actual owner         pension trust              (Do not furnish
    (joint account)            of the account                                      the identifying
                               or, if combined                                     number of the
                               funds, any one of                                   personal
                               the                                                 representative or
                               individuals(1)                                      trustee unless
 3. Husband and wife (joint    The actual owner                                    the legal entity
    account)                   of the account                                      itself is not
                               or, if joint                                        designated in the
                               funds, either                                       account
                               person(1)                                           title.)(5)
 4. Custodian account of a     The minor(2)         10. Corporate account          The corporation
    minor (Uniform Gift to                          11. Religious, charitable, or  The organization
    Minors Act)                                         educational organization
 5. Adult and minor (joint     The adult or, if         account
    account)                   the minor is the     12. Partnership account held   The partnership
                               only contributor,        in the name of the
                               the minor(1)             business
 6. Account in the name of     The ward, minor,     13. Association, club, or      The organization
  guardian or committee for a  or incompetent           other tax-exempt
  designated ward, minor, or   person(3)                organization
  incompetent person                                14. A broker or registered     The broker or
 7. a. The usual revocable     The grantor-             nominee                    nominee
    savings trust account      trustee(1)           15. Account with the           The public entity
    (grantor is also trustee)                           Department of Agriculture
b.  So-called trust account    The actual               in the name of a public
    that is not a legal or     owner(1)                 entity (such as a State
    valid trust under State                             or local government,
    law                                                 school district, or
 8. Sole proprietorship        The owner(4)             prison) that receives
    account                                             agricultural program
                                                         payments
------------------------------------------------    ------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

  .A corporation.
  .A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S.
    or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
 Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not pro-vided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends un-
    der section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, inter-est, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification pur-poses. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a tax-payer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or pat-ronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evi-dence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE